Exhibit 10.11

EXECUTION COPY

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

SECOND AMENDED AND RESTATED ASSIGNMENT

AND LICENSE AGREEMENT

This Second Amended and Restated Assignment and License Agreement (this “Agreement”) is entered into as of December 20, 2019 (the “Second Amendment Date”), by and between Werewolf Therapeutics, Inc., a Delaware corporation, with a place of business at 1030 Massachusetts Avenue, 2nd Floor, Cambridge, MA 02138 (“Werewolf”), and Harpoon Therapeutics, Inc., a Delaware corporation with a place of business at 4000 Shoreline Court, Suite 250, South San Francisco, CA 94080 (“Harpoon”).

RECITALS

Harpoon and Werewolf were parties to that certain Assignment and License Agreement (the “Original Agreement”) dated March 19, 2018 (the “Effective Date”) and are parties to that certain First Amended and Restated Assignment and License Agreement (the “First Amended and Restated Agreement”) dated October 19, 2018, which previously amended and restated the Original Agreement in its entirety; and

Harpoon and Werewolf seek to amend and restate the First Amended and Restated Agreement in its entirety as set forth herein;

Now, therefore, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

1.	Definitions.

As used in this Agreement, the following capitalized terms shall have the meanings indicated:

1.1    “Affiliate” means any person or entity directly or indirectly controlled by, controlling or under common control with a party. A person or entity is deemed to be in “control” if it: (a) owns fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity or investor in a particular jurisdiction) or more of the outstanding voting stock or other ownership interest of the other entity, or (b) possesses the power to (i) elect, appoint, direct or remove fifty percent (50%) or more of the members of the governing body of the entity or (ii) otherwise direct or cause the direction of the management or policies of the entity by contract, law or otherwise. Notwithstanding anything to the contrary in this Agreement, Werewolf and Harpoon shall not be deemed to be Affiliates of each other for purposes of this Agreement.

1.2    “Control” means, with respect to any patent or patent application, the possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license or other grants set forth in this Agreement), to grant a license, sublicense or other right to or under such patent or patent application as provided for in this Agreement without violating the terms of, or incurring any royalty or other expense under, any agreement or other arrangement with any third party.

1.3    “Covered Products” means Harpoon Licensed Patent Covered Products and/or Harpoon Disclosing Patent Covered Products, as the context requires.

1.4    “[**]” means [**].

1.5    “[**] Patent” is any patent or patent application of which the applicable party obtains Control on or before the first anniversary of the Second Amendment Date that is [**] of an immunoglobulin. The [**] Patents do not include [**]. For clarity, [**] Patents exclude patents and patent applications directed to inventions or discoveries developed or purchased independently by an acquirer of the applicable party without reference to or reliance upon any of such party’s Confidential Information. [**] Patents shall be set forth on Exhibit 1.5 attached hereto, which may be updated from time to time upon written notice from the applicable party, provided, however that failure to include any [**] Patent on Exhibit 1.5 shall not affect whether or not an applicable patent or patent application is a [**] Patent.

1.6    “[**] Product” means any product [**], the manufacture, use or sale of which would, but for the license under Section 2.2.1, infringe a Valid Claim of the other party’s [**] Patent.

1.7    “Harpoon Assigned Patents” means: (a) the patent applications listed in Exhibit 1.7 attached hereto; (b) all patent applications that claim priority to any patent application referenced in the foregoing clause (a) that are filed in any jurisdiction;(c) all patents issuing on the patent applications referenced in the foregoing clauses (a) and (b); and (d) all reissues and extensions of any of the patents referenced in the foregoing clause (c).

1.8    “Harpoon Disclosing Patents” means: (a) the patent applications listed in Exhibit 1.8 attached hereto; (b) any other patent applications filed by Harpoon from [**] to [**], including but not limited to [**]; (c) all patent applications that claim priority to any patent application referenced in the foregoing clause (b) that are filed in any jurisdiction; (d) all patents issuing on the patent applications referenced in the foregoing clauses (a) through (c); and (e) all reissues and extensions of any of the patents referenced in the foregoing clause (d). Any patent assigned to Werewolf pursuant to Section 3.5 is also deemed to be a Harpoon Disclosing Patent for purposes of Sections 1.11, 1.21, 4.5.3 and 4.5.4.

1.9    “Harpoon Licensed Patents” means: (a) the patent applications listed in Exhibit 1.9 attached hereto; (b) all patent applications that claim priority to any patent application referenced in the foregoing clause (a) that are filed in any jurisdiction; (c) all patents issuing on the patent applications referenced in the foregoing clauses (a) and (b); and (d) all reissues and extensions of any of the patents referenced in the foregoing clause (c).

1.10    “Harpoon Licensed Patent Covered Product” means any product, the manufacture, use or sale of which would, but for the license under Section 2.1.1(a), infringe a Valid Claim of the Harpoon Licensed Patents.

1.11    “Harpoon Disclosing Patent Covered Product” means any product, the manufacture, use or sale of which would, but for the license under Section 2.1.1(b), infringe a Valid Claim of the Harpoon Disclosing Patents.

1.12    “Harpoon Subject Matter” means [**].

1.13    “huSA” means human serum albumin.

1.14    “Licensed Field” means [**].

1.15    “Licensed Sequence” means any amino acid sequence for a polypeptide binding to huSA that is disclosed or claimed in a Harpoon Licensed Patent, including any such sequence that is used in any of Harpoon’s product candidates under development as of the Effective Date.

1.16    “Net Sales” means the gross amount invoiced by Werewolf and its Affiliates and licensees (each, a “Selling Party”) for the sale, transfer or other disposition of applicable Covered Products less the following deductions (in each case, to the extent actually incurred, allowed, paid, accrued or allocated with respect to such sale, transfer or disposition): (a) normal and customary trade, quantity and cash discounts; (b) rebates and chargebacks; (c) credits or allowances for returns, rejections and billing errors; (d) sales taxes, value added taxes or similar taxes, including duties or other governmental charges, imposed on the sale of applicable Covered Products to third parties, to the extent included in the invoice price and not reimbursable, refundable or creditable to the Selling Party; and (e) prepaid freight, insurance and handling fees to the extent included in the invoice price, in each case (clauses (a) through (e)) as determined from books and records of the Selling Party maintained in accordance with GAAP. Sales of applicable Covered Products between or among Werewolf and its Affiliates and licensees shall be excluded from the computation of Net Sales if such sales are not intended for end use, but Net Sales shall include the subsequent final sales to third parties by such Affiliates and licensees. If a sale, transfer or other disposition with respect to applicable Covered Products involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition shall be calculated based upon the arm’s length fair market value of the applicable Covered Product, which generally shall mean the Selling Party’s average sales price for the quarter in the country where such sale took place.

1.17    “Period of Collaboration” means the period starting on the Second Amendment Date and ending [**] thereafter.

1.18    “Territory” means worldwide.

1.19    “Werewolf Assigned Patents” means: (a) the patent applications listed in Exhibit 1.19 attached hereto; (b) all patent applications that claim priority to any patent application referenced in the foregoing clause (a) that are filed in any jurisdiction; (c) all patents issuing on the patent applications referenced in the foregoing clauses (a) and (b); and (d) all reissues and extensions of any of the patents referenced in the foregoing clause (c).

1.20    “Werewolf Subject Matter” means [**].

1.21    “Valid Claim” means: (a) a claim of a Harpoon Licensed Patent or a Harpoon Disclosing Patent, as applicable, that has not expired, been cancelled or been held unenforceable or invalid by an agency or a court of competent jurisdiction without possibility of appeal, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim of a pending Harpoon Licensed Patent or Harpoon Disclosing Patent, as applicable, that has not been withdrawn, abandoned or finally rejected without possibility of appeal or re- filing, provided that a claim of a patent application pending for more than [**] from the date of first examination thereof shall thereupon cease to be a Valid Claim unless and until such claim subsequently issues.

2.	License; Assignment.

2.1    Licenses.

2.1.1    License Grants. Subject to the terms and conditions set forth in this Agreement, Harpoon hereby grants to Werewolf: (a) a non-exclusive, royalty-bearing, sublicenseable (subject to Section 2.1.2) license under the Harpoon Licensed Patents solely to make, have made, use, sell, offer for sale and import Harpoon Licensed Patent Covered Products in the Licensed Field in the Territory; and (b) an exclusive (even as to Harpoon), irrevocable, royalty-bearing, transferable, assignable, sublicenseable (subject to Section 2.1.2) license under the Harpoon Disclosing Patents solely to make, have made, use, sell, offer for sale and import Harpoon Disclosing Patent Covered Products in the Licensed Field in the Territory.

2.1.2    Sublicensing. Werewolf may grant and authorize the further grant of sublicenses of not greater scope than the licenses granted to Werewolf under Section 2.1.1, provided that (a) Werewolf shall promptly provide Harpoon with a copy of each sublicense agreement (which copy may be redacted with respect to information not pertinent to compliance with this Agreement) and (b) Werewolf shall remain fully liable for the performance of such sublicensees (“Sublicensees”).

2.2    [**] Patent Cross Licenses.

2.2.1    Cross License Grants. Subject to the terms and conditions set forth in this Agreement, each party hereby grants to the other party a perpetual, non-exclusive, irrevocable, royalty-free license under its rights in the [**] Patents Controlled by such party to make, have made, use, sell, offer for sale and import [**] Products, in the case of Werewolf, within the Werewolf Subject Matter and in the case of Harpoon, within the Harpoon Subject Matter. Each such license granted under this Section 2.2.1 shall only be: (a) transferable or assignable in connection with a permitted assignment of all of such party’s rights under this Agreement pursuant to Section 10.6; and (b) sublicensable to the extent each such sublicense is limited to [**] Products, (i) with respect to Werewolf, which are within the Werewolf Subject Matter and as to which Werewolf has materially contributed to the discovery or development, and (ii) with respect to Harpoon, which are within the Harpoon Subject Matter and as to which Harpoon has materially contributed to the discovery or development (the foregoing criteria under this clause (b), the “Sublicensing Criteria”). For clarity and without limitation, for purposes of this Section 2.2.1, a [**] Product shall be deemed not “within” the Werewolf Subject Matter or Harpoon Subject Matter, as applicable, if any component of such product (including any portion not covered by the applicable Cytokine Binding Domain Patent), falls within the Harpoon Subject Matter (in the case of a sublicense by Werewolf) or within the Werewolf Subject Matter (in the case of a sublicense by Harpoon).

2.2.2    Expedited Arbitration. In the event any dispute or disagreement arises between the parties relating to whether the applicable Sublicensing Criteria have been satisfied, either party may, by written notice to the other party, elect to submit such dispute or disagreement for final settlement via binding arbitration conducted in New York in accordance with the Expedited Procedures of the ICC arbitration rules. The arbitration will be conducted by a single, mutually acceptable arbitrator who shall not be a current or former employee or director, or a current stockholder, of either party or any of their respective Affiliates and who shall have at least fifteen (15) years of pharmaceutical industry experience. The arbitrator will, in rendering his/her decision, apply the intellectual property laws of the United States and the substantive law of the State of California, without reference to its conflict of laws principles, as applicable. The decision rendered by the arbitrator shall be limited to the Sublicensing Criteria. The decision rendered by the arbitrator shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction. Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrator.

2.3    Harpoon Assignment. Harpoon hereby sells, assigns and transfers the Harpoon Assigned Patents to Werewolf, to the extent not previously sold, assigned and transferred to Werewolf pursuant to the Original Agreement or the First Amended and Restated Agreement. Upon request, Harpoon shall execute and deliver such reasonable documents and instruments as necessary to effect the foregoing assignment.

2.4    Werewolf Assignment. Werewolf hereby sells, assigns and transfers the Werewolf Assigned Patents to Harpoon, to the extent not previously sold, assigned and transferred to Harpoon pursuant to the Original Agreement or the First Amended and Restated Agreement. Upon request, Werewolf shall execute and deliver such reasonable documents and instruments as necessary to effect the foregoing assignment.

2.5    No Other Grant of Rights. Each party acknowledges that the rights and licenses granted under this Agreement are limited to the licenses expressly granted in Sections 2.1 and 2.2 and the assignments expressly granted in Sections 2.3, 2.4 and 3.5. No other right, title, or interest of any nature whatsoever is granted, whether by implication, estoppel, reliance, or otherwise. Werewolf shall not practice under the Harpoon Licensed Patents or Harpoon Disclosing Patents outside the scope of the licenses granted to Werewolf in Section 2.1.1. Neither party shall practice under the other party’s [**] Patents outside the scope of the license granted such party in Section 2.2.1.

3.	Intellectual Property.

3.1    Prosecution of Harpoon Licensed Patents. As between the parties, Harpoon shall have the sole right to file for, prosecute and maintain the Harpoon Licensed Patents, using patent counsel of its choice, and all decision-making authority with regard to such filing, prosecution and maintenance shall vest in Harpoon (including as to whether to maintain or abandon any patent, patent application or claim within the Harpoon Licensed Patents).

3.2    Enforcement of Harpoon Licensed Patents and Harpoon Disclosing Patents. In the event that Werewolf reasonably believes that the Harpoon Licensed Patents or the Harpoon Disclosing Patents are being infringed by a third party, Werewolf shall promptly notify Harpoon and provide Harpoon with its evidence thereof. Except with respect to [**], in no event shall Werewolf contact or otherwise notify any such third party regarding such infringement without the prior written consent of Harpoon; provided that [**]. As between the parties, Harpoon shall have the sole right to enforce the Harpoon Licensed Patents and, except as provided herein, the Harpoon Disclosing Patents with respect to any infringement thereof, or to defend any declaratory judgment action with respect to the Harpoon Licensed Patents and, except as provided herein, the Harpoon Disclosing Patents. In addition, as between the parties, Harpoon shall have the sole right to defend any challenges to the scope, validity or enforceability of any of the Harpoon Licensed Patents and, except as provided herein, the Harpoon Disclosing Patents. Werewolf shall have the initial right to (i) enforce or defend (as applicable) Harpoon Disclosing Patent Werewolf Infringements; and (ii) defend any challenges to the scope, validity or enforceability of any of the Harpoon Disclosing Patents impacting claims thereof covering Werewolf Subject Matter (“Harpoon Disclosing Patent Werewolf Patent Actions”); provided that Harpoon shall [**]. In the event that, within [**] days after first becoming aware thereof, Werewolf does not initiate action, or thereafter discontinues such action, to (a) enforce or defend (as applicable) any Harpoon Disclosing Patent Werewolf Subject Matter Infringement; or (b) respond to or defend any Harpoon Disclosing Patent Werewolf Patent Action, then (in either case (a) or (b)), Werewolf shall [**] and Harpoon shall [**] provided that Werewolf shall [**].

3.3    Maintenance of Harpoon Assigned Patents and Werewolf Assigned Patents. To the extent allowed by applicable law, Werewolf and its Affiliates shall [**]. To the extent allowed by applicable law, Harpoon and its Affiliates shall [**].

3.4    Sequence Modifications. For the avoidance of doubt, Werewolf has the [**], and, as between the parties, [**].

3.5    Prosecution of Harpoon Disclosing Patents. As between the parties, Harpoon shall have the sole right to file for, prosecute and maintain the Harpoon Disclosing Patents, using patent counsel of its choice, and all decision-making authority with regard to such filing, prosecution and maintenance shall vest in Harpoon (including as to whether to maintain or abandon any patent, patent application or claim within the Harpoon Disclosing Patents), provided, however, that [**]. In such event, [**]. Upon [**] will [**]. Except as provided above in this paragraph, both parties may [**]. In the event of any dispute regarding filing or prosecution of any Harpoon Disclosing Patent that claims Werewolf Subject Matter, the matter will be [**].

3.6    Disclosure of Patents in Werewolf Subject Matter. During the Period of Collaboration, [**] shall [**], and [**]. For clarity, this Section 3.66 will not apply with respect to [**].

4.	Payments.

4.1    Upfront Fee. The parties agree and acknowledge that, within [**] after the Effective Date, Werewolf previously paid to Harpoon an upfront fee in the amount of Five Hundred Thousand Dollars ($500,000) pursuant to the Original Agreement. Such upfront fee shall be non-refundable, and shall not be creditable against any other amount due hereunder.

4.2    Legal Fees. Promptly (and in any event within [**]) following receipt of an invoice, Werewolf shall reimburse Harpoon for (or pay directly) Harpoon’s reasonable legal costs incurred in connection with the negotiation and drafting of the Original Agreement, in an amount not to exceed [**]. Promptly (and in any event within [**]) following receipt of an invoice, Harpoon shall reimburse Werewolf for (or pay directly) Werewolf’s legal costs incurred in connection with the negotiation and drafting of this Agreement, in an amount not to exceed [**].

4.3    Payment Methods. All payments due under this Agreement to Harpoon shall be made by bank wire transfer in immediately available funds to an account designated by Harpoon. All payments due under this Agreement shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars. For conversion of foreign currency to United States dollars, the conversion rate shall be the exchange rate quoted in The Wall Street Journal on the day that the payment is due.

4.4    Withholdings Taxes. Any withholding or other tax that is required by law to be withheld with respect to payments owed by Werewolf pursuant to this Agreement shall be deducted by Werewolf from such payment prior to remittance and paid to the applicable tax authority. Werewolf shall promptly furnish Harpoon evidence of any such taxes withheld and paid and reasonably assist Werewolf in obtaining applicable credits and refunds with respect thereto.

4.5    Royalties.

4.5.1    Royalty Payment. Werewolf shall pay to Harpoon a royalty of (a) [**] of Net Sales of Harpoon Licensed Patent Covered Products; and (b) [**] of Net Sales of Harpoon Disclosing Patent Covered Products, provided that [**] (collectively, the “Earned Royalty”). The Earned Royalty shall be due and payable within [**] after the end of the calendar quarter during which the corresponding Net Sales are made.

4.5.2    Minimum Annual Royalty. Beginning with the first commercial sale by Werewolf, or its Affiliate or licensee, of the first Harpoon Licensed Patent Covered Product (the “First Commercial Sale”), Werewolf shall pay to Harpoon minimum annual royalties of [**], which amount shall be pro-rated for any partial calendar year (the “Minimum Annual Royalty”). The Minimum Annual Royalty shall be due and payable within [**] after the end of each calendar year following the First Commercial Sale, and all Earned Royalty payments made with respect to a particular calendar year shall be offset against the Minimum Annual Royalty for such calendar year (provided that such Minimum Annual Royalty shall not be reduced to less than zero).

4.5.3    Royalty Term. The obligation to pay the Earned Royalty with respect to a Covered Product shall expire on a country-by-country basis upon expiration of the last to expire Valid Claim of a Harpoon Licensed Patent or Harpoon Disclosing Patent covering the manufacture, use or sale of such Covered Product in the applicable country. The obligation to pay the Minimum Annual Royalty shall expire when no further Earned Royalty is due with respect to any Harpoon Licensed Patent Covered Products in accordance with the preceding sentence.

4.5.4    No Multiple Royalties. The obligation to pay the Earned Royalty is imposed only once with respect to Net Sales of the same unit of a Covered Product such that if the manufacture, use, sale or import of any Covered Product is Covered by more than one Valid Claim of any Harpoon Licensed Patents or Harpoon Disclosing Patents, multiple royalties shall not be due.

4.5.5    Reports. Together with each payment under Sections 4.5.1 and 4.5.2, Werewolf shall deliver a written report to Harpoon stating in each such report the total Net Sales during the applicable reporting period; (ii) the calculation of royalties; and (iii) the total royalties so calculated and due to Harpoon.

4.5.6    Records; Audit. Werewolf shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate books and records setting forth gross sales of Covered Products, Net Sales of Covered Products, itemized deductions from gross sales taken to calculate Net Sales and amounts payable hereunder to Harpoon for each Covered Product. Upon reasonable prior notice from Harpoon, Werewolf shall permit an independent public accounting firm engaged by Harpoon to examine and audit such books and records, during Werewolf’s regular business hours, to verify the amounts reported by Werewolf in accordance with Section 4.5.5 and the payment of royalties hereunder. The foregoing audit right may be exercised only once during each [**] period and shall be limited to the pertinent books and records for any calendar year ending not more than [**] before the date of the audit request. The opinion of said independent accountants regarding such reports and payments shall be binding on the parties other than in the case of clear error. Harpoon shall bear the cost of any such audit, provided that if the audit identifies an underpayment of royalties payable hereunder of more than [**] of the amount due for the applicable period, then Werewolf shall promptly reimburse Harpoon for all costs incurred in connection with such audit. Werewolf shall promptly pay to Harpoon the amount of any underpayment of royalties revealed by an audit, including any interest on such underpayment at the rate specified in Section 4.6 calculated from the date such payment was originally due. Any overpayment of royalties by Werewolf revealed by an audit shall be fully- creditable against future royalty payments under Section 4.5.1.

4.6    Late Payment. Any amounts due hereunder which are not paid when due shall bear interest at the rate of [**] or the maximum rate allowable by law, whichever is less. This Section 4.6 shall in no way limit any other remedies available to Harpoon.

5.	Confidentiality.

5.1    Confidentiality; Exceptions. During and after the term of this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed by the parties in writing, the parties agree that the receiving party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials furnished to it by the other party pursuant to this Agreement (collectively, “Confidential Information”). The terms and conditions of this Agreement shall be the Confidential Information of both parties and, for clarity, any data, information, or know-how provided by a party pursuant to Sections 3.5 and 3.6 shall be the Confidential Information of such party. Notwithstanding the foregoing, Confidential Information shall not be deemed to include information or materials to the extent that it can be established by written documentation by the receiving party that such information or material (a) was already known to or possessed by the receiving party without any obligation of confidentiality, at the time of its disclosure to the receiving party hereunder; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party hereunder; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving party hereunder other than through any act or omission of the receiving party in breach of this Agreement; (d) was independently developed by the receiving party without use of or reference to the other party’s Confidential Information as demonstrated by documented evidence prepared by the receiving party contemporaneously with such independent development; or (e) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

5.2    Authorized Use and Disclosure. Each party may use and disclose Confidential Information of the other party as follows: (a) under appropriate confidentiality and non-use provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or exercise of rights granted to such party in this Agreement; (b) to the extent such disclosure is reasonably necessary for prosecuting or defending litigation or complying with applicable laws or regulations, provided, however, that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it shall, to the extent practicable, give reasonable advance notice to the other party of such disclosure requirement and, upon request, reasonably assist the other party to secure confidential treatment of such Confidential Information; (c) to the extent such disclosure is reasonably necessary for filing, prosecution and maintenance of the Harpoon Assigned Patents, Harpoon Disclosing Patents or the Werewolf Assigned Patents, as the case may be; and (d) to the extent mutually agreed to by the parties in writing. In addition, each party may disclose the terms and conditions of this Agreement to actual and potential investors, acquirers, licensees, collaborators, advisors and other business partners on a reasonable need-to-know basis under reasonable conditions of confidentiality.

6.	Representations and Warranties; Limitation of Liability.

6.1    Representations and Warranties of Both Parties. Each party represents and warrants to the other party that: (i) it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) the terms of this Agreement do not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable law; and (iii) it is not aware of any action, suit, inquiry or investigation instituted by any third party which threatens the validity of this Agreement.

6.2    Additional Representations and Warranties of Harpoon. Harpoon further represents and warrants to Werewolf that, to its knowledge, Harpoon owns all right, title and interest in and to the Harpoon Licensed Patents and Harpoon Disclosing Patents and, as of immediately prior to the Effective Date, owned all right, title and interest in and to the Harpoon Assigned Patents. Additionally, Harpoon represents and warrants to Werewolf that, as of the

Second Amendment Date, it has disclosed to Werewolf all (a) Harpoon patent applications claiming or disclosing Werewolf Subject Matter, (b) Harpoon patent applications required to be disclosed under Section 3.3 of the First Amended and Restated Agreement, and (c) all [**] Patents.

6.3    Additional Representations and Warranties of Werewolf. Werewolf further represents and warrants to Harpoon that, to its knowledge, as of immediately prior to the Effective Date, Werewolf owned all right, title and interest in and to the Werewolf Assigned Patents. Additionally, Werewolf represents and warrants to Harpoon that, as of the Second Amendment Date, it has disclosed to Harpoon all (a) Werewolf patent applications claiming or disclosing Werewolf Subject Matter, (b) Werewolf patent applications required to be disclosed under Section 3.3 of the First Amended and Restated Agreement, and (c) all [**] Patents.

6.4    No Other Warranty.

6.4.1    NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WARRANTY BY HARPOON THAT HARPOON CAN OR SHALL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE HARPOON LICENSED PATENTS, THE HARPOON DISCLOSING PATENTS OR HARPOON’S [**] PATENTS OR THAT WEREWOLF CAN OR SHALL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE HARPOON ASSIGNED PATENTS, OR THAT ANY OF THE HARPOON LICENSED PATENTS, THE HARPOON DISCLOSING PATENTS, HARPOON’S [**] PATENTS OR THE HARPOON ASSIGNED PATENTS SHALL AFFORD ADEQUATE OR COMMERCIALLY WORTHWHILE PROTECTION.

6.4.2    NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WARRANTY BY WEREWOLF THAT WEREWOLF CAN OR SHALL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN WEREWOLF’S [**] PATENTS OR THAT HARPOON CAN OR SHALL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE WEREWOLF ASSIGNED PATENTS, OR THAT ANY OF WEREWOLF’S [**] PATENTS OR THE WEREWOLF ASSIGNED PATENTS SHALL AFFORD ADEQUATE OR COMMERCIALLY WORTHWHILE PROTECTION.

6.4.3    EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 6, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE HARPOON LICENSED PATENTS, THE HARPOON DISCLOSING PATENTS, THE [**] PATENTS, THE HARPOON ASSIGNED PATENTS, OR THE WEREWOLF ASSIGNED PATENTS, OR OTHERWISE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, VALIDITY OF ANY PATENTS AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

6.5    Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY’S OBLIGATIONS UNDER ARTICLES 5 AND 7, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR

EQUITABLE THEORY FOR (A) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

7.	Indemnification and Insurance.

7.1    Indemnity.

7.1.1    Indemnification by Werewolf. Werewolf hereby agrees to indemnify, defend and hold harmless Harpoon and each of its Affiliates, and its and their respective agents, directors, officers, employees and independent contractors (collectively, the “Harpoon Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any suit(s), claim(s), action(s) and demand(s), in each case brought by a third party (each, a “Third Party Claim”) arising out of (a) a material breach by Werewolf of this Agreement, (b) violation by Werewolf of applicable law in connection with this Agreement, (c) Werewolf’s gross negligence or willful misconduct in connection with this Agreement, or (d) the making, using, offering for sale, selling, and/or importing any Covered Product or [**] Product by Werewolf or any of its Affiliates or licensees. Werewolf’s obligation to indemnify the Harpoon Indemnitees pursuant to this Section 7.1.1 shall not apply to the extent that any such Losses arise from any matter for which Harpoon is obligated to indemnify Werewolf pursuant to Section 7.1.2.

7.1.2    Indemnification by Harpoon. Harpoon hereby agrees to indemnify, defend and hold harmless Werewolf and each of its Affiliates, and its and their respective agents, directors, officers, employees and independent contractors (collectively, the “Werewolf Indemnitees”) from and against any Losses resulting from any Third Party Claim arising out of (a) a material breach by Harpoon of this Agreement, (b) violation by Harpoon of applicable law in connection with this Agreement, (c) Harpoon’s gross negligence or willful misconduct in connection with this Agreement, or (d) the making, using, offering for sale, selling, and/or importing any [**] Product by Harpoon or any of its Affiliates or licensees. Harpoon’s obligation to indemnify the Werewolf Indemnitees pursuant to this Section 7.1.2 shall not apply to the extent that any such Losses arise from any matter for which Werewolf is obligated to indemnify Harpoon pursuant to Section 7.1.1.

7.1.3    Procedure. A party seeking indemnification under Section 7.1 (the “Indemnitee”) shall provide the other party (the “Indemnitor”) with (a) prompt written notice of any Third Party Claim for which the Indemnitee wishes to obtain indemnification; (b) the ability to defend (with the reasonable cooperation of the Indemnitee) or settle any such Third Party Claim; and (c) reasonable assistance and full information with respect to such Third Party Claim at the Indemnitor’s expense, provided, however, that the Indemnitor shall not enter into any settlement that admits fault or wrongdoing, or involves any other admission or for which the Indemnitee would be liable for damages, without the Indemnitee’s written consent, such consent not to be unreasonably withheld or delayed. The Indemnitee shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party Claim that has been assumed by the Indemnitor.

8.	Term and Termination.

8.1    Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 8, shall continue in full force and effect on a country-by-country basis until the expiration of the last to expire patent or patent application included in the Harpoon Licensed Patents, Harpoon Disclosing Patents or [**] Patents within the applicable country.

8.2    Termination.

8.2.1    Termination without Cause. Werewolf may terminate this Agreement upon [**] prior written notice to Harpoon referencing this Section 8.2.1.

8.2.2    Termination for Breach. In the event that either party commits a material breach of its obligations under this Agreement and fails to cure that breach within [**] after receiving written notice thereof from the non-breaching party, the non-breaching party shall have the right to terminate this Agreement immediately upon written notice to the party in breach.

8.2.3    Bankruptcy. Harpoon may terminate Section 2.1.1 and 2.1.2 of this Agreement upon notice to Werewolf if Werewolf is declared insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against Werewolf and not dismissed within [**] days, or if Werewolf becomes the subject of liquidation or dissolution proceedings or otherwise discontinues business.

8.3    Effect of Termination or Expiration.

8.3.1    Termination of Rights. Upon termination of this Agreement by either party pursuant to any of the provisions of Section 8.2, the rights and licenses granted to Werewolf under Section 2.1.1 and 2.1.2 shall immediately terminate, all rights in and to and under the Harpoon Licensed Patents and Harpoon Disclosing Patents shall revert to Harpoon and Werewolf shall make no further use or exploitation of any of the Harpoon Licensed Patents or Harpoon Disclosing Patents.

8.3.2    Accruing Obligations. Termination or expiration of this Agreement shall not relieve the parties of obligations accruing prior to, or which are attributable to a period prior to, any termination or expiration of this Agreement.

8.4    Survival. Articles 1, 5, 7, 9 and 10 and Sections 2.2.1, 2.3, 2.4, 4.3, 4.6, 6.5, 8.3 and 8.4 shall survive the expiration or any termination of this Agreement. Except as otherwise provided in this Section 8.4, all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

9.	Other Matters.

9.1    Mutual Agreement. In exchange for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, on behalf of itself and its respective successors and assigns (the “Releasing Party”), hereby fully and forever releases the other party and its current and former officers, directors, employees, agents and their successors and assigns from and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning [**].

9.2    Scope. Each Releasing Party agrees that the release set forth in this Section 9 shall be and remain in effect in all respects as a complete general release as to the matters released. Each Releasing Party shall be responsible to the other party for all costs, attorneys’ fees and damages incurred by such other party in defending against a claim, suit or proceeding brought or pursued by such Releasing Party in violation of this Section 9. Notwithstanding anything to the contrary in this Agreement, each party reserves all rights and remedies against the other party in the event of such other party’s failure to perform any obligations under this Agreement.

10.	Miscellaneous.

10.1    Entire Agreement. This Agreement is the sole agreement between the parties with respect to the subject matter hereof and, except as expressly set forth herein, supersedes all other agreements and understandings between the parties with respect to such subject matter, including the Original Agreement and the First Amended and Restated Agreement. For clarity, the parties agree and acknowledge that the Common Interest Agreement dated March 19, 2018 between Werewolf and Harpoon remains in effect in accordance with its terms.

10.2    Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile, overnight courier or certified mail, return receipt requested, to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section 10.2:

If to Werewolf:	Werewolf Therapeutics, Inc.
1030 Massachusetts Avenue, 2nd Floor Cambridge, MA 02138 Attention: Chief Executive Officer

If to Harpoon:	Harpoon Therapeutics, Inc. 131 Oyster Point Boulevard, Suite 300 South San Francisco, CA 94080 Attention: Chief Executive Officer

Any notice shall be deemed to have been received as follows: (a) by personal delivery or expedited delivery, upon receipt; (b) by facsimile, one business day after transmission; or (c) by certified mail, as evidenced by the return receipt. If notice is sent by facsimile, a confirming copy of the same shall be sent by mail.

10.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

10.4    Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party waiving compliance. The delay or failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by either party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in anyone or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

10.5    Independent Contractors. The parties agree that the relationship of Harpoon and Werewolf established by this Agreement is that of independent contractors, and this Agreement does not establish an employment, agency or any other relationship between the parties. Except as may be specifically provided herein, neither party shall have any right, power or authority, nor shall they represent themselves as having any authority, to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other party, or otherwise act as an agent for the other party for any purpose.

10.6    Assignment. Neither party may assign this Agreement or any of such party’s rights and obligations hereunder without the prior written consent of the other party, except that this Agreement may be assigned by a party without the other party’s consent (i) to an Affiliate of such party or (ii) to its successor in connection with such party’s sale of all or substantially all of such party’s business or assets to which this Agreement relates (whether by merger, consolidation, stock purchase, asset purchase or otherwise). Any assignment purported or attempted to be made in violation of the terms of this Section 10.6 shall be null and void and of no legal effect.

10.7    Interpretation. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement. Each party acknowledges and agrees that: (a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; and (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be applied in the interpretation of this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Except where otherwise indicated, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to the agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on the amendments, supplements or modifications set forth herein), (ii) any reference herein to any person or entity shall be construed to include, without limitation, the person or entity’s successors and assigns, (iii) the words “herein,” “hereof,” “hereby” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles of, Sections of, and Exhibits to this Agreement, each of which Exhibits is incorporated herein by reference, and (v) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

10.8    Severability. If any provision of this Agreement is or becomes in valid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of this Agreement shall not be affected.

10.9    Counterparts. The parties may execute this Agreement in multiple counterparts, all of which together shall constitute one and the same instrument. Executed counterparts of this Agreement delivered via facsimile or electronic mail in PDF or similar electronic format shall be deemed binding as originals.

10.10    Governing Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflicts of laws principles of any jurisdiction.

(The remainder of this page is intentionally left blank. The signature page follows.)

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Second Amendment Date.

WEREWOLF THERAPEUTICS, INC.	HARPOON THERAPEUTICS, INC.

By:	/s/ Daniel J. Hicklin	By:	/s/ Gerald McMahon

Name:	Daniel J. Hicklin	Name:	Gerald McMahon

Title:	President & CEO	Title:	President & CEO

Exhibit 1.5

[**] Patents

[**] Patents:

[**]

[**] Patents:

[**]	[**]	[**]

Exhibit 1.7

Harpoon Assigned Patents

Case	Country	Title	Serial Number	Filing Date	Patent Number
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

Exhibit 1.8

Harpoon Disclosing Patents

Case	Country	Title	Serial Number	Filing Date	Patent Number
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

Exhibit 1.9

Harpoon Licensed Patents

Case	Country	Title	Serial Number	Filing Date	Patent Number
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

Exhibit 1.19

Werewolf Assigned Patents

Case	Country	Title	Serial Number	Filing Date	Patent Number
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]